KAHNAWAKE GAMING COMMISSION

TEMPORARY CLIENT PROVIDER AUTHORIZATION

Issued to:	TRYX VENTURES CORPORATION
Address:	Suite 314 – 857 West Hastings Street, Vancouver, BC V6B 2V2
Telephone:	604.602.9596
Fax:	604.844.7572
E-mail:	info@mobilegamingnow.com
Address of
Certified Premises:	Suite 1505 – 409 Granville Street, Vancouver, BC V6B 2V2
Authorized Games:	Interactive games of chance or mixed chance and skill
Commencement date:	8, Seskehkowa/September, 2005
Termination date:	31, Keutenha/October 2005

The Interactive Gaming License to which this Temporary Client Provider Authorization is to be appended is held by Mohawk Internet Technologies.

Issued within the Mohawk Territory of Kahnawake, 2005.

signed
Commissioner

signed
Commissioner

In accordance with section 33(f) and (g) of the Kahnawake Gaming Regulations the Kahnawake Gaming Commission and the members, employees and agents are not liable for any damages, losses, costs or liabilities incurred by the holder of this Temporary Client Provider Authorization. Moreover, the holder of this Temporary Client Provider Authorization has agreed to indemnify the Kahnawake Gaming Commission against any claims, demands or actions and any resulting damages, awards or costs (including legal costs) brought by any third party against the Commission in relation to acts or omissions of the holder of this Temporary Client Provider Authorization.